EXHIBIT 20(f)
                        Form of Monthly Servicer Certificate
                  Citibank Omni-S Master Trust
                           Series 2002-5 (Post-Defeasance)

 Distribution Date: December 15, 2005
 Related Due Period December 6, 2005 to December 15, 2005
 Related Interest Period November 15, 2005 to December 14, 2005

 Under the Defeasance Trust Agreement relating to the Pooling and Servicing Agreement, the Servicer is required to prepare, and the Paying Agent is required to deliver, certain information each month regarding current distributions to Certificateholders.
 The information for the Due Period and the Distribution Date listed above is set forth below:
 1.  Payments to Series 2002-5 Investors with respect to this Distribution Date
                  Total              Interest              Principal
     Class B        $12,555,937.50         $55,937.50         $12,500,000.00

 2.  Information Concerning Principal Payments
                     Amount Deposited        Total Distributions
                                    this Due Period    through this Due Period
         SERIES 2002-5 BY CLASS
                 Class B                   $12,500,000.00            $12,500,000.00

 3.  Information Concerning Class B Interest Funding Account
           (a)  Amount on deposit in the Class B Interest Funding
    Account at the close of business on the immediately
    preceding Distribution Date                             $418,904.00
           (b)  Amount of interest and earnings withdrawn from
    the Class B Principal Funding Account and credited
  to the Class B Interest Funding Account pursuant to
     Section 3(b), if any, since the close of business on
    the immediately preceding Distribution Date              $11,315.00
           (c)  Amount of interest and investment income credited
    to the  Class B Interest Funding Account, as described
    in Section 4(b), if any, since the close on business
    on the immediately preceding Distribution Date        $379.00

           (d)  Amount of Certificate Interest with respect to
    Class B, if any, withdrawn from the Class B
    Interest Funding Account pursuant to the first
   sentence of Section 6(b), with respect to the
    current Distribution Date                         $55,937.50
           (e)  Amount withdrawn from the Class B Interest
  Funding Account pursuant to the last sentence
    of Section 6(b), if any, and applied under Section
    6(c) with respect to the current Distribution Date       $374,660.50
           (f)  Amount on deposit in the Class B Interest Funding
   Account at the close of business on the current
    Distribution Date after taking into account all
   withdrawals and distributions on or prior to such
   Distribution Date                                       $0.00

                                      CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
          as Servicer

                                      By:/s/Teri Bruno